Exhibit 99.1

Press Release

ABB to acquire Power-One to become a global leader in solar photovoltaic (PV) inverters

•                  The boards of ABB and Power-One have agreed to a transaction in which ABB will acquire Power-One at $6.35 per share or approximately $1 billion equity value, which includes Power-One’s net cash of $266 million

•                  Combination creates global leader in the most attractive and “intelligent” part of the PV value chain

•                  Deal gives Power-One access to ABB’s substantial R&D, global service and sales capabilities and complements ABB’s growing inverter business and leadership in power electronics

•                  Right time: Solar PV industry is set for 10 percent-plus annual growth as PV-generated power rapidly approaches grid parity in many countries and will change the energy mix in the long term

•                  Management continuity ensured

•                  Integration with proven approach into the Discrete Automation and Motion division

•                  Transaction expected to close in 2H 2013, subject to shareholder and regulatory approvals

Zurich, Switzerland, April 22, 2013 — ABB (NYSE: ABB), the leading power and automation technology group, and Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and of energy-efficient power conversion and power management solutions, today announced that their boards of directors have agreed to a transaction in which ABB will acquire Power-One for $6.35 per share in cash or $1,028 million equity value.

The transaction would position ABB as a leading global supplier of solar inverters — the “intelligence” behind a solar PV system — to a market forecasted by the International Energy Agency to grow by more than 10 percent per year until 2021. This rapid growth is being driven by rising energy demand, especially in emerging markets, rising electricity prices and declining costs.

“Solar PV is becoming a major force reshaping the future energy mix because it is rapidly closing in on grid parity,” said ABB’s CEO, Joe Hogan. “Power-One is a well-managed company and is highly regarded as a technology innovator focusing on the most attractive and intelligent solar PV product. The combination of Power-One and ABB is fully in line with our 2015 strategy and would create a global player with the scale to compete successfully and create value for customers, employees and shareholders.”

Power-One has one of the market’s most comprehensive offerings of solar inverters, ranging from residential to utility applications, and a broad global manufacturing footprint. It also has a power solutions portfolio that is adjacent to ABB’s power conversion business. Power-One employs almost 3,300 people, mainly in China, Italy, the US and Slovakia. In 2012, it generated $120 million in earnings before interest, taxes, depreciation and amortization (EBITDA) on sales of approximately $1 billion.

“This transaction delivers significant value to our shareholders and will enable Power-One to accelerate its growth,” said Richard J. Thompson, CEO of Power-One. “Together we can better address the growing worldwide demand for innovative, renewable energy solutions and become a global leader. I believe ABB is the right partner and now is the ideal time for our companies to join forces.”

ABB’s leading portfolio in power and automation, global footprint and service organization make it a natural player in solar PV. For many years ABB has brought its solutions to the solar PV industry and is on track to generate sales of more than $100 million in solar inverters in 2013. Solar inverters are one of the fastest-developing technologies in power electronics, requiring substantial research and development (R&D) resources. In 2012, ABB invested about $1.5 billion in R&D overall.

“The combination of these two successful companies will create significant value-driven growth based on innovation — which means inverters offer opportunities for differentiation — global reach, high quality and technology leadership,’ said Ulrich Spiesshofer, head of ABB’s Discrete Automation and Motion division, into which Power-One will be integrated. “The acquisition supports the implementation of the division’s strategy for renewable energy and the goal to build on our strength in power electronics.”

The transaction is structured as a merger and is subject to the satisfaction of customary closing conditions, including approval of Power One’s shareholders at a special meeting and receipt of customary regulatory approvals. The merger agreement contains certain agreed deal protection mechanisms. Investment funds affiliated with Silver Lake Sumeru have entered into an agreement to vote in favor of the transaction. The transaction is expected to close in the second half of 2013. ABB will finance the transaction out of its own funds.

Credit Suisse acted as financial advisor to ABB, and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor. Goldman Sachs acted as financial advisor to Power-One, and Gidson, Dunn & Crutscher as legal advisor.

ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve their performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 145,000 people. In the United States, ABB had revenues of $6.7 billion and its workforce grew to nearly 20,000 employees in 2012.

Power-One, Inc. (www.power-one.com) is a leading provider of renewable energy and energy-efficient power conversion and power management solutions and a leading designer and manufacturer of photovoltaic inverters. Its renewable energy products enable the industry’s highest yielding conversion of power from solar arrays for use by utilities, commercial enterprises and homes. Power-One has a 40-year history as a leader in high efficiency and high density power supply products for a variety of industries including renewable energy, servers, storage and networking, industrial and network power systems. The company is headquartered in Camarillo, California, and has operations in Asia, Europe, and the Americas spanning sales, manufacturing, and R&D.

More information

This press release is available from April 22, 2013, on the ABB News Center at www.abb.com/news and on the Investor Relations homepage at www.abb.com/investorrelations, where a presentation for investors will also be published.

A video from Ulrich Spiesshofer, head of ABB’s Discrete Automation and Motion division, will be available today at www.youtube.com/abb.

A conference call for analysts and investors as well as a media conference call will start at 09:00 a.m. Central European Time (CET). Callers from the US and Canada should dial +1 (1)866 291 41 66 ( Toll-Free). U.K. callers should dial +44 (0)203 059 58 62. From Sweden,+46 (0) 85 051 0031, and from the rest of Europe, +41 (0)58 310 50 00. Callers are requested to phone in 15 minutes before the start of the call. The recorded session will be available as a podcast one hour after the end of the conference call and can be downloaded from our website. You will find the link to access the podcast at www.abb.com/investorrelations.

A further conference call for US analysts, investors and media is scheduled to begin today at 15:00 CET (14:00 in the UK, 09:00 EST, 06:00 PDT). Callers from the US and Canada should dial +1 (1)866 291 41 66 ( Toll-Free). U.K. callers should dial +44 (0)203 059 58 62. From Sweden,+46 (0) 85 051 0031, and from the rest of Europe, +41 (0)58 310 50 00. Callers are requested to phone in 15 minutes before the start of the call. The recorded session will be available as a podcast one hour after the end of the conference call and can be downloaded from our website. You will find the link to access the podcast at www.abb.com/investorrelations.

ABB forward-looking statements

This press release contains “forward-looking statements” relating to the acquisition of Power-One by ABB. Such forward-looking statements are based on current expectations but are subject to risks and uncertainties, many of which are difficult to predict and are beyond the control of ABB, which could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: required regulatory approvals may not be obtained in a timely manner, if at all; the anticipated benefits of the acquisition, including synergies, may not be realized; and the integration of Power-One operations with those of ABB may be materially delayed or more costly or difficult than expected. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect ABB’s business, particularly those identified in the cautionary factors discussion in ABB’s Annual Report on Form 20-F for the year ended Dec. 31, 2012. ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Power-One forward-looking statements

This press release includes forward-looking statements which make assumptions regarding Power-One’s operations, business, economic and political environment. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) Power-One may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Power-One’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the ability and timing to obtain required regulatory approvals; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For a discussion of relevant factors, risks and uncertainties that could materially affect Power-One’s future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 30, 2012. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Additional information

In connection with the meeting of Power-One stockholders to be held with respect to the proposed merger, Power-One will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by Power-One with the SEC from the SEC’s website at http://www.sec.gov and from Power-One by directing a request to Power-One, Inc., 740 Calle Plano, Camarillo, California, 93012, USA.

Participants in the solicitation

Power-One and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Power-One in connection with the pending merger. Information about Power-One’s directors and executive officers is included in its Annual Report on Form 10-K for the year ended December 30, 2012 and the proxy statement for its

For more information please contact:

ABB Group Media Relations:

Thomas Schmidt; Antonio Ligi

(Zurich, Switzerland)

Tel: +41 43 317 6568

media.relations@ch.abb.com

http://twitter.com/ABBcomms

Investor Relations:

Switzerland: Tel. +41 43 317 7111

USA: Tel. +1 919 807 5758

investor.relations@ch.abb.com

Power-One Investor Relations:

Larry Clark

+1 310 478 2700 ext. 29

investor.relations@power-one.com

http://twitter.com/power one

2012 Annual Meeting of Stockholders, filed with the SEC on March 21, 2012. Additional information regarding the interests of Power-One’s directors and executive officers in the merger will be included in the preliminary proxy statement for the special meeting of Power One’s stockholders and will be included in the definitive proxy statement described above.